UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2006
ASSURANCEAMERICA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	0-06334	87-0281240

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation		Identification Number)

RiverEdge One, Suite 600
5500 Interstate North Parkway
Atlanta, Georgia	30328

(Address of principal executive offices)	(Zip Code)
(770) 952-0200 x259

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant
     ASSURANCEAMERICA CORPORATION (the “Company”), with the recommendation and approval of the Audit Committee of the Board of Directors, engaged the firm of Porter Keadle Moore, LLP to be the principal accountant to audit the registrant’s financial statements effective November 30, 2006. During the two most recent fiscal years ended December 31, 2005 and 2004 and during the interim period through November 30, 2006, the Company did not consult with Porter Keadle Moore, LLP, regarding any of the matters described in Item 304(a)(2) of Regulation S-B.
     The engagement of Miller Ray Houser & Stewart, LLP as the principal accountant to audit the registrant’s financial statements was discontinued on November 30, 2006. Miller Ray Houser & Stewart, LLP’s reports on the financial statements of the Company for each of the years ended December 31, 2005 and 2004 did not contain an adverse opinions or disclaimers of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
     The decision to change the auditing firm was recommended and approved by the Audit Committee of the Board of Directors of the Company. Since Miller Ray Houser & Stewart, LLP, was retained to be the principal accountant to audit the registrant’s financial statements and specifically during each of the years ended December 31, 2005 and 2004 and the interim period through November 30, 2006, there were no disagreements with Miller Ray Houser & Stewart, LLP, whether or not resolved, on any matter described in Item 304(a)(1)(iv) of Regulation S-B.
     The Company provided Miller Ray Houser & Stewart, LLP with a copy of the disclosures in the preceding paragraphs. A letter from Miller Ray Houser & Stewart, LLP to the Securities and Exchange Commission dated December 19, 2006, stating its agreement with these statements is attached as Exhibit 16.2.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
16.2	Letter from Miller Ray Houser & Stewart, LLP
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 20, 2006	ASSURANCEAMERICA CORPORATION
	By:	/s/ Mark H. Hain
Mark H. Hain, Senior Vice President
and General Counsel